EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-195111, No. 333-215262, and No. 333-217096 on Form S-8 of our report dated March 28, 2019, relating to the consolidated financial statements of Lands’ End, Inc. and subsidiaries, and the effectiveness of Lands’ End, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lands’ End, Inc. for the fiscal year ended February 1, 2019.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 28, 2019